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                                                                   Exhibit 10(p)

Bank of America, N.A.

                           RENEWAL LINE OF CREDIT NOTE

Date: January 31, 2001       [ ] New     [X] Renewal        Amount $5,500,000.00
                                          Initial Maturity Date: August 31, 2001

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
Bank:                                  Borrower:

Bank of America, N.A.                  Peerless Mfg. Co.
901 Main Street, 7th Floor             2819 Walnut Hill Lane
Dallas, Texas 75202                    Dallas, Texas 75229

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FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at Bank's offices identified above or at any other place Bank designates, the principal amount of FIVE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($5,500,000), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance at an annual interest rate, and in accordance with the payment schedule, indicated below.

         1.       BORROWINGS, RATE, AND PAYMENT OF INTEREST.

                  A. Procedure for Borrowing. Whenever Borrower desires a Loan hereunder, Borrower shall give Bank notice in a form acceptable to Bank (a "Borrowing Request") specifying (a) the date (which shall be a Business Day) of the proposed borrowing, and (b) the amount to be borrowed. Such notice shall be given by 10 a.m. (Dallas, Texas time) on the date of the proposed borrowing. The notice required may be given telephonically by Borrower to Bank, but upon giving such telephonic notice Borrower shall immediately thereafter provide Bank with the written notice required herein. All notices given under this Section 1.A. shall be irrevocable. Not later than 12 noon (Dallas, Texas time) on the date of the proposed borrowing and upon fulfillment of all other conditions required by this Note, Bank will make such Loan available to Borrower by crediting the amount thereof to Borrower's account with Bank or otherwise disbursing it as Borrower shall request in writing. No Loans may be obtained after the Maturity Date.

                  B. Interest Rate . Borrower agrees to pay interest (calculated on the basis of the actual days elapsed in a year consisting of 360 days) with respect to the unpaid principal amount of each Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise) at a varying rate per annum equal to the lesser of (i) the Maximum Rate or (ii) the Prime Rate plus two and one-half percent (2 1/2%). The interest in respect of each Loan shall be payable on the last day of each Interest Period.

                  C. Interest Rate Determination . Bank shall determine each interest rate applicable hereunder and shall give prompt notice (which need not be in writing) to Borrower of each rate of interest so determined.

                  D. Prepayment of Loans. Borrower may at any time and from time to time prepay any Loan, in whole or in part without premium or penalty.


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                  E. Schedule I. Reference is made to Schedule I attached hereto for definitions applicable to the interest pricing options hereunder.

                  F. Agreement. Borrower's right to borrow hereunder is subject to the additional terms of that certain Eighth Amended and Restated Loan Agreement between Borrower and Bank dated as of December 12, 1999, as amended by that certain Amendment A to Eighth Amended and Restated Loan Agreement dated as of February 25, 2000, between Borrower and Bank, as further amended by that certain Amendment B to Eighth Amended and Restated Loan Agreement dated May 30, 2000, as further amended by that certain Amendment C to Eighth Amended and Restated Loan Agreement dated as of November 30, 2000, as further amended by Amendment D to Eighth Amended and Restated Loan Agreement dated as of January 31, 2001 (as so amended, the "Loan Agreement"). Terms used herein which are defined in the Loan Agreement have the same meanings set forth in the Loan Agreement.

Notwithstanding any provision of this Note or any other agreement or commitment between Borrower and Bank, whether written or oral, express or implied, Bank shall never be entitled to charge, receive, or collect, nor shall amounts received hereunder be credited so that Bank shall be paid, as interest a sum greater than interest at the Maximum Rate. It is the intention of the parties that the Note, and all instruments securing the payment of the Note or executed or delivered in connection therewith, shall comply with applicable law. If Bank ever contracts for, charges, receives or collects anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of the Note, prepayment of the Note, delay in advancing proceeds of the Note, or any other event, should cause such interest to exceed the maximum lawful amount, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of the Note or any other indebtedness owed to Bank by Borrower, and if the Note and such other indebtedness are paid in full, any remaining excess shall be paid to Borrower. In determining whether the interest exceeds interest at the Maximum Rate, the total amount of interest shall be spread, prorated and amortized throughout the entire term of the Note until its payment in full. The term "Maximum Rate" as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby.

To the extent, if any, that Chapter 303 of the Texas Finance Code, as amended, (the "Act") is relevant to the Bank for purposes of determining the Maximum Rate, the parties elect to determine the Maximum Rate under the Act pursuant to the "weekly ceiling" from time to time in effect, as referred to and defined in ss.303.001-303.016 of the Act; subject, however, to any right the Bank subsequently may have under applicable law to change the method of determining the Maximum Rate.

2. ACCRUAL METHOD. Except when interest is calculated with reference to the Maximum Rate, interest will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder). Interest calculated at the Maximum Rate shall be calculated on the actual days elapsed and a year of 365 or, if appropriate, 366 days.

3. NOTE TERM AND PAYMENT SCHEDULE. Principal is due in full in a single payment on the Maturity Date. Total or partial prepayments may be made at any time. If Borrower is in


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     default under this Note or any of the Loan Documents, Bank may demand payment of the balance outstanding under this Note in full immediately.

     All payments will be applied first to any expense or charge due under this Note, the Loan Agreement, or any of the Loan Documents, then to interest due and payable; and then to principal, or in such other order as Bank determines, at its option.

4. REVOLVING FEATURE. Borrowings hereunder may not exceed any borrowing limitations contained in the Loan Agreement. Bank shall incur no liability for refusing to advance funds based on its determination that any conditions of further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof of those borrowings. Bank may refuse to make additional advances or reduce the amount of advances available if (i) Bank determines, in its sole discretion, that the value of any collateral securing this Note has declined significantly; or (ii) Bank reasonably believes that Borrower will be unable to fulfill its repayment obligations under this Note due to a material change in its financial condition. Bank and Borrower expressly agree that Chapter 346 ("Chapter 346") of the Texas Finance Code shall not apply to this Note or to any advances under this Note and that neither this Note or any such advances shall be governed by or subject to the provisions of Chapter 346 in any manner whatsoever.

5. AUTOMATIC PAYMENT. Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower's account number 1252079666. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

6. DELINQUENCY CHARGE. To the extent permitted by law, a delinquency charge will be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen days late.

7. WAIVERS, CONSENTS AND COVENANTS. Borrower, and any endorser or any other party to this Note jointly and severally: (a) waive presentment, demand, protest, and any notice required to be given under the law in connection with the delivery, acceptance, performance, default or enforcement of this Note; (b) consent to all delays, extensions, renewals or other modifications of this Note or the other Loan Documents, or waivers of any provisions of the Note or the other Loan Documents, or Bank's release or discharge of any such party, or release, substitution or exchange of any security for the payment of this Note, or Bank's failure to act, or any indulgence shown by Bank and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect the obligations of any such party or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, or under any of the other Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by an arbitrator or court as appropriate.

8. EVENTS OF DEFAULT. The following are events of default under this Note: (a) the failure of Borrower, any endorser or guarantor of this note, or any other party executing a Loan Document that supports this Loan (individually an "Obligor" and collectively "Obligors") to pay or perform any obligation, liability or indebtedness owed to Bank, or to any




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     affiliate of Bank of America Corporation, under this Note or any other Loan
     Document, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure of any Obligor to pay or perform any other obligation, liability or indebtedness owed to any other party; (c) the death of any Obligor (if an individual); (d) the resignation or withdrawal of any partner or a material owner/guarantor of Borrower, as determined by Bank in its sole discretion; (e) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (f) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (g) the determination by Bank that any representation or warranty made to it by any Obligor in any Loan Document or otherwise is or was, when it was made, untrue or materially misleading; (h) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time;
     (i) the entry of a judgment against any Obligor which Bank in its sole discretion deems material in nature; (j) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (k) the determination by Bank that it is insecure for any reason; (l) the determination by Bank that a material adverse change has occurred in the financial condition of any Obligor; or (m) the failure of Borrower's business to comply with any law or regulation controlling its operation.

9. REMEDIES UPON DEFAULT. Whenever there is a default under this Note (a) the entire balance outstanding under this Note and all other obligations of any Obligor to Bank shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the rate of interest on the unpaid principal shall be increased at Bank's discretion up to the maximum rate allowed by law, or if none, 25% per annum (the "Default Rate"). Imposition of a Default Rate shall not extend the time for any payment on this Note. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and, to the extent such would not cause the interest hereunder to exceed the Maximum Rate, interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Whenever there is a default under this Note, Bank is authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (and against any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, any and all obligations due under this Note. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

10. NON-WAIVER. Bank's failure to exercise any option or any other right under this Note is not a waiver of that right or option, and will not bar Bank's exercise of any options or rights at a later date. All rights and remedies of Bank are cumulative and may be pursued singly, successively or together, at Bank's option. Bank's acceptance of any partial payment is not a waiver of any default or of any of Bank's rights under this Note. Any waiver of Bank's rights and any modification of this Note must be in writing and duly




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     signed on behalf of Bank; any such waiver shall apply only to the specific instance involved, and will not impair the rights of Bank or the obligations of Obligors to Bank in any other respect or at any other time.

11. APPLICABLE LAW, VENUE AND JURISDICTION. Borrower agrees that this Note shall be deemed to have been made in the State of Texas at Bank's address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Texas and is performable in the City and County of Texas indicated at the beginning of this Note. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any other Loan Document, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Texas or the United States courts located within the State of Texas. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

12. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note and the invalidity or unenforceability of any provision of this Note to any person or circumstance shall not affect the enforceability or validity of such provision to any other persons or circumstances.

13. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, but no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

14. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note other than the Loan Agreement, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with that issue, but the Loan Agreement shall control in the event of a conflict or incompatibility between the terms of this Note and the Loan Agreement.

15. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS NOTE APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.



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a. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN DALLAS COUNTY, TEXAS AND
ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE
OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL
ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

b. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

c. Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note and hereby executes this Note under seal as of the date here above written.

d. NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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
BANK:  BANK OF AMERICA, N.A.                BORROWER: PEERLESS MFG. CO.



By: /s/ Mark L. Henze                       By: /s/ Sherrill Stone
   ------------------------------------        ---------------------------------
   Mark L. Henze, Senior Vice President     Sherrill Stone
                                            Chairman and Chief Executive Officer
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                                   SCHEDULE I

                        INTEREST RATE PRICING DEFINITIONS

         The definitions set forth on this Schedule I are those which relate solely to the interest rate pricing options under the Note.

         "BUSINESS DAY" means the normal banking hours during any day (other than Saturdays or Sundays or legal holidays) that banks are legally open for business in Dallas, Texas.

         "INTEREST PERIOD" means, with respect to any Loan, the period ending on the last day of each calendar quarter, provided, however, that (i) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day, and (ii) if any Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date.

         "MATURITY DATE" means August 31, 2001.

         "PRIME RATE" means the variable rate of interest per annum established from time to time by Bank as its Prime Rate (which rate of interest may or may not be the lowest rate or best charged by Bank on similar loans, and Bank may make various commercial or other loans at rates of interest having no relationship to such rate). Each change in the Prime Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Prime Rate.



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